Exhibit 99.2

VECTREN ENERGY DELIVERY OF OHIO, LLC

FINANCIAL STATEMENTS

As of and for the six months ended June 30, 2026

Contents

Page Number
Unaudited Financial Statements
Glossary	1
Balance Sheets	2
Statements of Income	3
Statements of Cash Flows	4
Statements of Changes in Member’s Equity	5
Notes to the Financial Statements	6-10

GLOSSARY

ASC	Accounting Standards Codification
ASU	Accounting Standards Update
CenterPoint Energy	CenterPoint Energy, Inc., and its subsidiaries
CEOH	Vectren Energy Delivery of Ohio, LLC, doing business as CenterPoint Energy Ohio, which converted its corporate structure from Vectren Energy Delivery of Ohio, Inc. to an Ohio limited liability company on June 13, 2022, formerly a wholly-owned subsidiary of Vectren, acquired by CERC on June 30, 2022.
CEP	Capital Expenditure Program
CERC	CERC Corp., together with its subsidiaries
CERC Corp.	CenterPoint Energy Resources Corp.
DRR	Distribution Replacement Rider
EEFR	Energy Efficiency Funding Rider
FASB	Financial Accounting Standards Board
GAAP	Generally Accepted Accounting Principles
IRS	Internal Revenue Service
NFGC	National Fuel Gas Company
OCC	Office of the Ohio Consumers’ Counsel
PUCO	Public Utilities Commission of Ohio
TCJA	Tax reform legislation informally called the Tax Cuts and Jobs Act of 2017
Vectren	Vectren, LLC, and its subsidiaries, which converted its corporate structure from Vectren Corporation to a limited liability company on June 30, 2022, a wholly-owned subsidiary of CenterPoint Energy, Inc. as of the merger date of February 1, 2019, and, after CERC Corp’s common control acquisition of CEOH from VUH on June 30, 2022, is held indirectly by CenterPoint Energy through Vectren Affiliated Utilities, Inc.
VUH	Vectren Utility Holdings, LLC, which converted its corporate structure from Vectren Utility Holdings, Inc. to a limited liability company on June 30, 2022, a wholly-owned subsidiary of Vectren LLC

FINANCIAL STATEMENTS

VECTREN ENERGY DELIVERY OF OHIO, LLC

BALANCE SHEETS

(Unaudited)

June 30, 2026
(in millions)
ASSETS Current Assets:
Cash and cash equivalents	$—
Accounts receivable	47
Accrued unbilled revenues	15
Accounts and notes receivable - affiliated companies	30
Material and supplies	10
Other current assets	—

Total current assets	102

Property, Plant and Equipment, Net:
Property, plant and equipment	2,350
Less: accumulated depreciation & amortization	496

Property, plant and equipment, net	1,854

Other Assets:
Goodwill	219
Regulatory assets	359

Total other assets	578

Total Assets	$2,534

LIABILITIES AND MEMBER’S EQUITY Current Liabilities:
Accounts payable	$34
Accounts and notes payable - affiliated companies	30
Current maturities of long-term debt - affiliated companies	60
Taxes accrued	39
Customer deposits	4
Other current liabilities	5

Total current liabilities	172

Other Liabilities:
Deferred income taxes, net	213
Regulatory liabilities	324
Other liabilities	46

Total other liabilities	583

Long-term Debt:
Long-term debt - affiliated companies, net of current maturities	763

Total long-term debt, net	763

Commitments and Contingencies (Note 6)
Member’s Equity:
Member’s units (no par value)	—
Additional paid-in capital	931
Retained earnings	85

Total member’s equity	1,016

Total Liabilities and Member’s Equity	$2,534

The accompanying notes are an integral part of these financial statements

VECTREN ENERGY DELIVERY OF OHIO, LLC

STATEMENTS OF INCOME

(Unaudited)

	Three Months Ended June 30,	Six Months Ended June 30,
	2026	2026
	(in millions)
Revenues:
Utility revenues	$74	$171
Expenses:
Utility natural gas	—	4
Operation and maintenance	17	39
Depreciation and amortization	24	46
Taxes other than income taxes	12	27

Total	53	116

Operating Income	21	55

Other Income (Expense):
Interest expense	(8)	(15)
Other income, net	1	2

Total	(7)	(13)

Income Before Income Taxes	14	42
Income tax expense	1	4

Net Income	$13	$38

The accompanying notes are an integral part of these financial statements

VECTREN ENERGY DELIVERY OF OHIO, LLC

STATEMENTS OF CASH FLOWS

(Unaudited)

Six Months Ended June 30,
2026
(in millions)
Cash Flows from Operating Activities:
Net income	$38
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	46
Deferred income taxes	12
Changes in other assets and liabilities:
Accounts receivable and unbilled revenues, net	34
Accounts receivable/payable - affiliated companies	(5)
Inventory	(1)
Accounts payable	(66)
Other current assets	1
Other current liabilities	(18)
Other non-current assets	14
Other non-current liabilities	(17)
Other operating activities, net	(1)

Net cash provided by operating activities	37

Cash Flows from Investing Activities:
Capital expenditures	(84)
(Increase)/decrease in notes receivable - affiliated companies	(23)
Other investing activities, net	2

Net cash used in investing activities	(105)

Cash Flows from Financing Activities:
Decrease in notes payable - affiliated companies	(29)
Proceeds from long-term debt - affiliated companies	60
Contribution from parent	60
Dividend to parent	(24)

Net cash provided by (used in) financing activities	67

Net Decrease in Cash and Cash Equivalents	(1)

Cash and Cash Equivalents at Beginning of Period	1

Cash and Cash Equivalents at End of Period	$—

The accompanying notes are an integral part of these financial statements

VECTREN ENERGY DELIVERY OF OHIO, LLC

STATEMENTS OF CHANGES IN MEMBER’S EQUITY

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026		2026
	Units	Amount	Units	Amount
	(in millions of dollars, except member’s units)
Member’s Units
Balance, beginning of period	100	$—	100	$—

Balance, end of period	100	—	100	—

Additional Paid-In-Capital
Balance, beginning of period		931		871
Contribution from parent		—		60

Balance, end of period		931		931

Retained Earnings
Balance, beginning of period		87		71
Net income		13		38
Dividend to parent		(15)		(24)

Balance, end of period		85		85

Total Member’s Equity		$1,016		$1,016

The accompanying notes are an integral part of these financial statements

VECTREN ENERGY DELIVERY OF OHIO, LLC

NOTES TO THE INTERIM FINANCIAL STATEMENTS

(1)	Background and Basis of Presentation

Vectren Energy Delivery of Ohio, LLC (the “Company” or “CEOH”), is a public utility that provides energy delivery services to natural gas customers located near Dayton in west-central Ohio. The Company is a direct, wholly-owned subsidiary of CERC Corp. CERC Corp. is an indirect, wholly owned subsidiary of CenterPoint Energy, Inc. CERC Corp. is the sole member of the Company and owns 100% of the Company’s equity interests. The accompanying financial statements are prepared in conformity with GAAP.

On October 20, 2025, CERC Corp. entered into the Ohio Securities Purchase Agreement to sell all of the issued and outstanding equity interests in CEOH to NFGC. The purchase price is $2.62 billion, which is comprised of the following: (i) $1.42 billion in cash payable to CERC Corp. upon closing of the transaction, subject to adjustments as set forth in the Ohio Securities Purchase Agreement, including adjustments based on net working capital, regulatory assets and liabilities and capital expenditures at closing of the transaction; and (ii) a 364-day seller promissory note, in the original principal amount of $1.2 billion, to be issued by NFGC at the closing of the transaction and payable to CERC Corp. as provided by the terms and conditions of the Seller Note Agreement. The transaction is expected to close in the fourth quarter of 2026, subject to the satisfaction of customary closing conditions, including (i) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; (ii) completion of a notice filing and review with the PUCO; and (iii) customary conditions regarding the accuracy of the representations and warranties and compliance by the parties with their respective obligations under the Ohio Securities Purchase Agreement. The transaction is not subject to a financing condition and will not close prior to October 1, 2026 without the consent of CERC Corp. As of June 30, 2026, the assets included approximately 6,000 miles of transmission and distribution pipeline in Ohio serving approximately 334,000 metered customers. A filing was made on January 9, 2026, notifying the PUCO of the execution of the Ohio Securities Purchase Agreement. The PUCO issued a Finding and Order on June 24, 2026 accepting the Joint Notice of Transaction subject to certain conditions and requirements. No applications for rehearing were filed by the relevant deadline, and as such, the Finding and Order has become final and non-appealable.

(2)	Accounting Policies and Recent Accounting Pronouncements

There have been no material changes in our significant accounting policies from those described in our financial statements as of and for the year ended December 31, 2025.

Recent Accounting Pronouncements

In May 2026, the FASB issued ASU 2026-02, Environmental Credits and Environmental Credit Obligations (Topic 818), which establishes recognition, measurement, presentation, and disclosure requirements for environmental credits and related environmental credit obligations. The guidance is effective for public business entities for annual reporting periods beginning after December 15, 2027 and interim reporting periods within those annual reporting periods. The requirements will be applied on a retrospective basis through a cumulative-effect adjustment to the opening balance of retained earnings as of the beginning of the annual reporting period of adoption. Early adoption is permitted. The Company is currently evaluating the impact of this ASU on its financial statements.

In September 2025, the FASB issued ASU 2025-06, Intangibles—Goodwill and Other—Internal-Use Software (Subtopic 350-40): Targeted Improvements to the Accounting for Internal-Use Software (“ASU 2025-06”). This ASU modernizes the accounting for software costs to adapt to an incremental and iterative software development method. ASU 2025-06 is effective for annual periods beginning after December 15, 2027, and may be applied using a prospective, modified prospective or retrospective transition approach. The Company is currently evaluating the impact of this ASU on its financial statements.

In November 2024, the FASB issued ASU 2024-03, Income Statement—Reporting Comprehensive Income (Topic 220): Expense Disaggregation Disclosures (“ASU 2024-03”). This ASU improves disclosure of a public business entity’s expense by requiring disaggregated disclosure of expenses in commonly presented expense captions. ASU 2024-03 is effective for annual periods beginning after December 15, 2026, and for interim periods beginning after December 15, 2027. Early adoption is permitted. The Company is currently evaluating the impact of this ASU on its financial statements.

(3) Regulatory Assets and Liabilities

The following is a list of regulatory assets and liabilities reflected on the Company’s Balance Sheets as of the periods presented:

June 30, 2026
(in millions)
Regulatory Assets:
Future amounts recoverable from ratepayers related to:
Benefit obligations	$1
Asset retirement obligation	3
Net deferred income taxes	5

Total future amounts recoverable from ratepayers	9

Amounts deferred for future recovery related to:
Infrastructure recovery mechanisms	55
Other regulatory assets	—

Total amounts deferred for future recovery	55

Amounts currently recovered through customer rates related to:
Infrastructure recovery mechanisms	285
Other regulatory assets	10

Total amounts recovered in customer rates	295

Total Regulatory Assets	$359

Regulatory Liabilities:
Regulatory liabilities related to TCJA	$41
Estimated removal costs	272
Other regulatory liabilities	11

Total Regulatory Liabilities	$324

Of the $295 million currently being recovered in rates charged to customers, $285 million is earning a return. The weighted average recovery period of regulatory assets currently being recovered in base rates, not earning a return, which totals $10 million, is 5 years. Regulatory assets not earning a return with perpetual or undeterminable lives have been excluded from the weighted average recovery period calculation. These regulatory assets are being recovered through periodic recovery mechanisms. The Company has rate orders for all deferred costs not yet in rates and therefore believes future recovery is probable.

For further information about the Company’s regulatory matters, see Note 7.

(4)	Transactions with Affiliates

Support Services

Affiliates of CenterPoint Energy provide corporate and general and administrative services to the Company and allocate certain costs to the Company. The costs of services have been charged directly to the Company using methods that management believes are reasonable. These methods include usage rates, dedicated asset assignment and proportionate corporate formulas based on operating expenses, assets, gross margin, employees and a composite of assets, gross margin and employees. Affiliates of CenterPoint Energy provide certain services to the Company, including geographic services and other miscellaneous services. These services are billed at actual cost, either directly or as an allocation. These charges are not necessarily indicative of what would have been incurred had CenterPoint Energy’s subsidiaries not been affiliates. Amounts owed for support services at June 30, 2026 are included in Accounts and notes payable - affiliated companies on the Company’s Balance Sheets.

Amounts charged for these services, before considering amounts subject to capitalization, includes the following for the periods presented, which are included primarily in Operation and maintenance expenses the Company’s Statements of Income:

	Three Months Ended June 30,	Six Months Ended June 30,
	2026

	(in millions)
Corporate service charges	$ 15	$ 27
Affiliate service charges	3	6

Cash Management Arrangements

The Company participates in CERC’s money pool through which they can borrow or invest on a short-term basis. As of June 30, 2026 the Company had a net investment in the CERC money pool of $23 million at a weighted average interest rate of 3.85%, included in Accounts and notes receivable - affiliated companies on the Company’s Balance Sheets.

Income Taxes

The Company does not file federal or state income tax returns separate from those filed by CERC or CenterPoint Energy. CERC is included in CenterPoint Energy’s U.S. federal consolidated income tax return. CERC and/or certain of its subsidiaries are also included in various unitary or consolidated state income tax returns with CenterPoint Energy. In other state jurisdictions, CERC and certain subsidiaries continue to file separate state tax returns. Pursuant to a tax sharing policy and for financial reporting purposes, the Company records income taxes on a separate company basis. The Company’s allocated share of tax effects resulting from it being a part of CERC’s consolidated tax group are recorded at CERC. Current taxes payable or receivable are settled with CERC in cash quarterly and after filing the consolidated federal and state income tax returns. As of June 30, 2026 the Company had an income tax payable to CERC of $3 million which is included in Taxes accrued in the Company’s Balance Sheet. The Company did not remit or receive any federal or state income tax payments or refunds during the three months ended June 30, 2026.

The Company reported the following effective tax rates:

	Three Months Ended June 30,	Six Months Ended June 30,
2026
Effective tax rate	7%	10%

The Company has no unrecognized tax benefits as of June 30, 2026.

Tax Audits and Settlements. CenterPoint Energy files a consolidated federal income tax return that includes results from the Company’s parent, CERC Corp. and its subsidiaries, including the Company. Certain subsidiaries of CenterPoint Energy, including CERC Corp., file state income tax returns in various jurisdictions. Tax years through 2023 have been audited and settled with the IRS for CenterPoint Energy. For the tax years 2024, 2025 and 2026 CenterPoint Energy and its subsidiaries are participants in the IRS’s Compliance Assurance Process.

(5)	Borrowing Arrangements and Other Financing Transactions

Debt Transactions

Debt Issuances. In January 2026, the Company issued a $60 million 4.33% Promissory Note due 2031 payable to CERC Corp. Total gross and net proceeds were $60 million, which were used to pay down money pool borrowings.

Money Pool Arrangements. The Company participates in a money pool through which it can borrow or invest on a short-term basis. For further information, see Note 4.

(6) Commitments and Contingencies

(a) Purchase Obligations

Commitments include minimum purchase obligations related to natural gas transportation contracts that do not meet the definition of a derivative.

As of June 30, 2026, the Company had the following undiscounted minimum purchase obligations:

Natural Gas Transportation
(in millions)
Remainder of 2026	$27
2027	43
2028	43
2029	43
2030	43
Thereafter	14

Total	$213

(b) Other Proceedings

The Company is involved in other legal, environmental, tax and regulatory proceedings before various courts, regulatory commissions and governmental agencies regarding matters arising in the ordinary course of business. From time to time, the Company is also a defendant in legal proceedings with respect to claims brought by various plaintiffs against broad groups of participants in the energy industry. Some of these proceedings involve substantial amounts. The Company regularly analyzes current information and, as necessary, provides accruals for probable and reasonably estimable liabilities on the eventual disposition of these matters. The Company does not expect the disposition of these matters to have a material adverse effect on its financial condition, results of operations or cash flows.

(7) Regulatory Matters

Rate Change Applications

The Company is routinely involved in rate change applications before the state regulatory authority. Those applications include general rate cases, where the entire cost of service of the utility is assessed and reset. In addition, the Company is periodically involved in proceedings in Ohio to adjust its capital tracking mechanisms (e.g. DRR, CEP) and their energy efficiency cost trackers (e.g. EEFR).

The table below reflects significant applications pending or completed during the three months ended June 30, 2026:

Mechanism	Annual Increase (1) (in millions)	Filing Date	Effective Date	Approval Date	Additional Information
CEP	$ 12	March 2026	TBD	TBD	Requested an increase of $100.9 million to rate base for investments made in 2025, which reflects an $11.7 million annual increase in current revenues. A change in (over)/under-recovery variance of $(0.9) million is also included in rates. If necessary, an evidentiary hearing will be conducted on August 20, 2026. If a hearing is necessary and some or all of the parties enter into a stipulation resolving some or all issues raised in this proceeding, the stipulation and supporting testimony must be filed with the Commission by August 13, 2026.
DRR	$ 10	May 2026	TBD	TBD	Requested an increase of $67 million to rate base for investments made in 2025, which reflects a $9.5 million annual increase in current revenues. A change in (over)/under-recovery variance of $($3.0) million annually is also included in rates. Staff filed comments on June 25, 2026, recommending approval of the DRR revenue requirement and proposed rates. OCC filed comments on June 26,2026 indicating concerns with affordability and the pace of investments in the DRR. On July 10, 2026, CEOH filed a statement informing the PUCO the issues raised in comments have been resolved.

(1)	Represents proposed increases when effective date and/or approval date is not yet determined. Approved rates could differ materially from proposed rates.

(8)	Fair Value Measurements

Certain methods and assumptions must be used to estimate the fair value of financial instruments. The fair value of the Company’s long-term debt is considered a Level 2 fair value measurement and was estimated based on the quoted market prices for the same or similar issues or on the current rates offered to the Company for instruments with similar characteristics. The carrying values and estimated fair values of the Company’s long-term debt, including current maturities, were $823 million and $784 million at June 30, 2026. Because of the maturity dates of cash and cash equivalents, those carrying amounts approximate fair value. Additionally, accounts receivable and accounts payable carrying amounts approximate fair value. Because of the inherent difficulty of estimating interest rate and other market risks, the methods used to estimate fair value may not always be indicative of actual realizable value, and different methodologies could produce different fair value estimates at the reporting date.

(9)	Supplemental Cash Flow Information

The table below provides supplemental disclosure of cash flow information:

Six Months Ended June 30,
2026
(in millions)
Cash Payments:
Interest, net of capitalized interest	$18
Non-cash transactions:
Accounts payable related to capital expenditures	$4

(10)	Subsequent Events

Management performs a review of subsequent events for any events occurring after the balance sheet date but prior to the date the financial statements are issued. The Company’s management has performed a review of subsequent events through August 4, 2026, the date the financial statements were issued.